Exhibit 99.1

VeriFone Reports

Second Quarter Fiscal 2009 Results

     SAN JOSE, CA, - June 2, 2009 – VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months ended April 30, 2009.

     Net revenues for the three months ended April 30, 2009, were $201.6 million, 14% lower than the net revenues of $233.0 million for the comparable period of 2008. Net revenues from VeriFone's North America business decreased 17% while net revenues from VeriFone's International business decreased 11%.

     Non-GAAP Gross margins were 33.8%, for the three months ended April 30, 2009, compared to 35.0% for the comparable period of 2008. GAAP gross margins for the three months ended April 30, 2009, were 32.2% compared to 31.5% for the three months ended April 30, 2008.

     Non-GAAP operating expenses for the three months ended April 30, 2009 were $44.8 million compared to $53.7 million for the comparable period of 2008. GAAP operating expenses for the three months ended April 30, 2009 were $52.6 million, compared to $78.0 million for the comparable period of 2008.

     Non-GAAP Net income, for the three months ended April 30, 2009, was $0.17 per diluted share, compared to $0.19 per diluted share, for the comparable period in 2008.

     GAAP Net income per share for the three months ended April 30, 2009, was $0.22 per diluted share, compared to a loss of $(0.21) per diluted share, for the comparable period of fiscal 2008.

     “Our revenue results continued to be challenged by the difficult global economic environment,” said Douglas G. Bergeron, Chief Executive Officer. “It is still too early to predict when VeriFone’s revenue will rebound, but we remain confident of our earnings and cash generation capabilities.”

Guidance – Third Quarter 2009 and Full Year

     For the third quarter ending July 31, 2009, VeriFone expects to report net revenues that are relatively flat to our second quarter results of $202 million. Non-GAAP net income per share is projected to be in the range of $0.15 to $0.18.

     For the full year of fiscal 2009, VeriFone expects net revenues to be in the range of $810 million to $830 million. Non-GAAP net income per share is expected to be in the range of $0.65 to $0.70, for the same time period.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President, Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance in a manner that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

     Note A: Acquisition related expenses. VeriFone exclude certain expenses that are the result of acquisitions. These expenses include the amortization of purchased intangible assets, purchased core-and-developed technology, step-down in deferred revenue on acquisition and other acquisition related charges (such as integration charges and certain interest charges) which result in VeriFone recording expenses or fair-value adjustments in VeriFone’s GAAP financial statements that were either reflected in the historical financial statements of the acquired company for periods prior to the acquisition or relate to purchase accounting fair value adjustments and for which there is no cash impact on VeriFone.

Furthermore, in the case of acquired product lines, had VeriFone internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Acquisition related charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses and fair-value adjustments.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and write-off of capitalized software, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred.

Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our ongoing operations.

     Note D: Stock Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,

	2009	2008	Change (1)	2009	2008	Change (1)

Net revenues:
System Solutions	$173,580	$203,711	-14.8%	$359,421	$359,312	0.0%
Services	28,034	29,290	-4.3%	56,216	59,210	-5.1%

Total net revenues	201,614	233,001	-13.5%	415,637	418,522	-0.7%
Cost of net revenues:
System Solutions	116,700	133,782	-12.8%	239,643	235,211	1.9%
Amortization of purchased core-and-
developed technology	5,141	8,124	-36.7%	10,309	16,299	-36.8%

Total cost of Systems Solutions net revenues	121,841	141,906	-14.1%	249,952	251,510	-0.6%
Services	14,851	17,743	-16.3%	31,461	36,296	-13.3%

Total cost of net revenues	136,692	159,649	-14.4%	281,413	287,806	-2.2%

Gross profit	64,922	73,352	-11.5%	134,224	130,716	2.7%

Operating expenses:
Research and development	15,024	17,159	-12.4%	32,896	39,621	-17.0%
Sales and marketing	17,215	22,762	-24.4%	36,622	47,405	-22.7%
General and administrative	18,237	31,254	-41.6%	48,965	57,320	-14.6%
Amortization of purchased intangible assets	4,827	6,782	-28.8%	10,698	12,672	-15.6%
Impairment of goodwill	(2,745)	-	nm	175,512	-	nm

Total operating expenses	52,558	77,957	-32.6%	304,693	157,018	94.0%

Operating income (loss)	12,364	(4,605)	nm	(170,469)	(26,302)	nm

Interest expense	(4,285)	(8,990)	-52.3%	(9,646)	(15,430)	-37.5%
Interest income	369	1,395	-73.5%	1,016	3,483	-70.8%
Other income (expenses), net	13,781	(1,914)	nm	17,995	(6,434)	nm

Income (loss) before income taxes	22,229	(14,114)	nm	(161,104)	(44,683)	nm
Provision for income taxes	3,673	3,873	-5.2%	2,329	6,802	-65.8%

Net income (loss)	$18,556	$(17,987)	nm	$(163,433)	$(51,485)	nm

Net income (loss) per share:
Basic	$0.22	$(0.21)		$(1.94)	$(0.61)
Diluted	$0.22	$(0.21)		$(1.94)	$(0.61)

Weighted average shares used in computing net
income (loss) per share:
Basic	84,461	84,194		84,454	84,174
Diluted	84,508	84,194		84,454	84,174

(1) "nm" means not meaningful

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,

	2009	2008	Change	2009	2008	Change

United States and Canada	$83,374	$99,913	-17%	$ 167,134	$ 167,415	0%
Europe	63,773	75,870	-16%	129,914	133,553	-3%
Latin America	40,339	40,658	-1%	83,947	85,267	-2%
Asia	14,128	16,560	-15%	34,642	32,287	7%

	$201,614	$233,001		$ 415,637	$ 418,522

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
	April 30,	October 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$201,306	$157,160
Accounts receivable, net	165,980	170,234
Inventories	105,641	168,360
Other current assets	61,680	67,096

Total current assets	534,607	562,850

Property, plant and equipment, net	51,714	52,309
Purchased intangible assets, net	71,987	92,637
Goodwill	141,519	321,903
Other assets	43,736	50,053

Total assets	$843,563	$1,079,752

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$61,118	$81,188
Income taxes payable	4,894	2,185
Deferred revenue, net	49,633	47,687
Other current liabilities	108,087	130,452
Short-term debt	11,464	5,022

Total current liabilities	235,196	266,534

Deferred revenue	11,455	13,292
Long-term debt, less current portion	507,163	543,357
Other long-term liabilities	104,037	112,357

Minority interest	2,283	2,058

Total stockholders' equity (deficit)	(16,571)	142,154

Total liabilities and stockholders' equity (deficit)	$843,563	$1,079,752

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Six Months Ended April 30,

	2009	2008

Cash flows from operating activities
Net loss	$ (163,433)	$(51,485)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Amortization of purchased intangible assets	21,007	28,971
Depreciation and amortization of property, plant, and equipment	6,613	6,367
Amortization of capitalized software development costs	1,567	721
Impairment of goodwill and intangible assets	175,512	-
Write-off of capitalized software development costs	611	2,700
Loss on disposal of property, plant and equipment	601	248
Amortization of debt issuance costs	1,402	1,293
Stock-based compensation	12,611	8,500
Gain on extinguishment of debt	(13,103)	-
Other	237	(203)

Net cash provided by (used in) operating activities before changes in working capital	43,625	(2,888)
Changes in operating assets and liabilities:
Accounts receivable, net	4,407	22,304
Inventories	62,824	(26,293)
Deferred tax assets	(486)	10,105
Prepaid expenses and other current assets	6,739	(15,915)
Other assets	1,837	(14,748)
Accounts payable	(20,070)	1,699
Income taxes payable	2,709	15,557
Tax benefit from stock-based compensation	(6)	(939)
Accrued compensation	743	218
Accrued warranty	(1,357)	(2,344)
Deferred revenues, net	108	5,783
Deferred tax liabilities	(8,963)	5,665
Accrued expenses and other liabilities	(22,552)	15,467

Net cash provided by operating activities	69,558	13,671

Cash flows from investing activities
Purchases of property, plant and equipment	(6,449)	(9,529)
Software development costs capitalized	(1,024)	(2,038)
Acquisition of business, net of cash acquired	(1,326)	(2,985)
Other	95	-

Net cash used in investing activities	(8,704)	(14,552)

Cash flows from financing activities
Proceeds from advances against banker's acceptances	8,558	-
Proceeds from debt	-	286
Repayments of debt and advances against banker's acceptances	(24,696)	(2,500)
Payment of debt amendment fees	-	(1,420)
Proceeds from exercise of stock options	47	1,704
Tax benefit of stock-based compensation	6	939
Other	(40)	(70)

Net cash used in financing activities	(16,125)	(1,061)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(583)	1,980

Net increase in cash and cash equivalents	44,146	38
Cash and cash equivalents, beginning of period	157,160	215,001

Cash and cash equivalents, end of period	$ 201,306	$215,039

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,

		2009	2008	2009	2008

GAAP Net revenues - System Solutions		$173,580	$203,711	$359,421	$359,312
Amortization of step-down in deferred revenue on acquisition	A	-	-	-	-

Non-GAAP Net revenues - System Solutions		$173,580	$203,711	$359,421	$359,312

GAAP Net revenues - Services		$28,034	$29,290	$56,216	$59,210
Amortization of step-down in deferred revenue on acquisition	A	70	373	210	591

Non-GAAP Net revenues - Services		$28,104	$29,663	$56,426	$59,801

GAAP Net revenues		$201,614	$233,001	$415,637	$418,522
Amortization of step-down in deferred revenue on acquisition	A	70	373	210	591

Non-GAAP Net revenues		$201,684	$233,374	$415,847	$419,113

GAAP Cost of net revenues - System Solutions		$121,841	$141,906	$249,952	$251,510
Stock-based compensation	D	(193)	78	(659)	(479)
Restructuring costs	B	18	3	(100)	(163)
Reversal of warranty liability established at acquisition	A	2,155	-	2,155	-
Amortization of purchased core-and-developed technology	A	(5,141)	(8,124)	(10,309)	(16,299)

Non-GAAP Cost of net revenues - System Solutions		$118,680	$133,863	$241,039	$234,569

GAAP Cost of net revenues - Services		$14,851	$17,743	$31,461	$36,296
Stock-based compensation	D	(27)	-	(64)	(69)
Restructuring costs	B	(41)	-	(118)	-

Non-GAAP Cost of net revenues - Service		$14,783	$17,743	$31,279	$36,227

GAAP Gross profit - System Solutions		$51,739	$61,805	$109,469	$107,802
Amortization of step-down in deferred revenue on acquisition	A	-	-	-	-
Stock-based compensation	D	193	(78)	659	479
Restructuring costs	B	(18)	(3)	100	163
Reversal of warranty liability established at acquisition	A	(2,155)	-	(2,155)	-
Amortization of purchased core-and-developed technology	A	5,141	8,124	10,309	16,299

Non-GAAP Gross profit - System Solutions		$54,900	$69,848	$118,382	$124,743

GAAP System Solutions gross margins		29.8%	30.3%	30.5%	30.0%
Amortization of step-down in deferred net revenues on acquisition
as a % of System Solutions net revenues	A	0.0%	0.0%	0.0%	0.0%
Stock-based compensation as a % of System Solutions net
revenues	D	0.1%	0.0%	0.2%	0.1%

Restructuring costs as a % of System Solutions net revenues	B	0.0%	0.0%	0.0%	0.0%
Reversal of warranty liability established at acquisition as a % of
System Solutions net revenues	A	-1.2%	0.0%	-0.6%	0.0%
Amortization of purchased core-and-developed technology as a %
of System Solutions net revenues	A	3.0%	4.0%	2.9%	4.5%

Non-GAAP System Solutions gross margins		31.6%	34.3%	32.9%	34.7%

GAAP Gross profit - Services		$13,183	$11,547	$24,755	$22,914
Amortization of step-down in deferred revenue on acquisition	A	70	373	210	591
Stock-based compensation	D	27	-	64	69
Restructuring costs	B	41	-	118	-

Non-GAAP Gross profit - Services		$13,321	$11,920	$25,147	$23,574

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,

		2009	2008	2009	2008

GAAP Services gross margins		47.0%	39.4%	44.0%	38.7%
Amortization of step-down in deferred net revenues on acquisition
as a % of Service net revenues	A	0.2%	1.3%	0.4%	1.0%
Stock-based compensation as a % of Services net revenues	D	0.1%	0.0%	0.1%	0.1%
Restructuring costs as a % of Services net revenues	B	0.1%	0.0%	0.2%	0.0%

Non-GAAP Service gross margins		47.4%	40.2%	44.6%	39.4%

GAAP Gross profit		$64,922	$73,352	$134,224	$130,716
Amortization of step-down in deferred revenue on acquisition	A	70	373	210	591
Stock-based compensation	D	220	(78)	723	548
Restructuring costs	B	23	(3)	218	163
Reversal of warranty liability established at acquisition	A	(2,155)	-	(2,155)	-
Amortization of purchased core-and-developed technology	A	5,141	8,124	10,309	16,299

Non-GAAP Gross profit		$68,221	$81,768	$143,529	$148,317

GAAP Gross margins		32.2%	31.5%	32.3%	31.2%
Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.0%	0.2%	0.1%	0.1%
Stock-based compensation as a % of net revenues	D	0.1%	0.0%	0.2%	0.1%
Restructuring costs as a % of net revenues	B	0.0%	0.0%	0.1%	0.0%
Reversal of warranty liability established at acquisition as a % of
net revenues	A	-1.1%	0.0%	-0.5%	0.0%
Amortization of purchased core-and-developed technology as a %
of net revenues	A	2.5%	3.5%	2.5%	3.9%

Non-GAAP Gross margins		33.8%	35.0%	34.5%	35.4%

GAAP Research and development		$15,024	$17,159	$32,896	$39,621
Stock-based compensation	D	(1,129)	(729)	(2,494)	(2,224)
Restructuring costs	B	(238)	(327)	(829)	(1,079)
Capitalized software write-off	B	-	-	-	(2,700)

Non-GAAP Research and development		$13,657	$16,103	$29,573	$33,618

GAAP Sales and marketing		$17,215	$22,762	$36,622	$47,405
Stock-based compensation	D	(1,790)	(1,517)	(3,648)	(3,320)
Restructuring costs	B	(253)	(1,937)	(1,127)	(2,336)

Non-GAAP Sales and marketing		$15,172	$19,308	$31,847	$41,749

GAAP General and administrative, impairment of goodwill, and
amortization of purchased intangible assets		$20,319	$38,036	$235,175	$69,992
Stock-based compensation	D	(916)	(862)	(5,745)	(2,407)
Other charges – restatement charges, SOX remediation and legal
settlement	A B C	(559)	(12,071)	(7,401)	(18,134)
Restructuring costs	B	(750)	(60)	(1,710)	(847)
Impairment of goodwill	B	2,745	-	(175,512)	-
Amortization of purchased intangible assets	A	(4,827)	(6,782)	(10,698)	(12,672)

Non-GAAP General and administrative		$16,012	$18,261	$34,109	$35,932

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

		Three Months Ended April 30,		Six Months Ended April 30,

		2009	2008	2009	2008

GAAP Operating expenses		$52,558	$77,957	$304,693	$157,018
Stock-based compensation	D	(3,835)	(3,108)	(11,887)	(7,951)
Other charges – restatement charges, SOX remediation and
legal settlement	A B C	(559)	(12,071)	(7,401)	(18,134)
Restructuring costs	B	(1,241)	(2,324)	(3,666)	(4,262)
Capitalized software write-off	B	-	-	-	(2,700)
Impairment of goodwill	B	2,745	-	(175,512)	-
Amortization of purchased intangible assets	A	(4,827)	(6,782)	(10,698)	(12,672)

Non-GAAP Operating expenses		$44,841	$53,672	$95,529	$111,299

GAAP Operating income (loss)		$12,364	$(4,605)	$ (170,469)	$(26,302)

Amortization of step-down in deferred revenue on acquisition	A	70	373	210	591
Stock-based compensation	D	4,055	3,030	12,610	8,499
Other charges – restatement charges, SOX remediation and
legal settlement	A B C	559	12,071	7,401	18,134
Restructuring costs	B	1,264	2,321	3,884	4,425
Capitalized software write-off	B	-	-	-	2,700
Impairment of goodwill	B	(2,745)	-	175,512	-
Reversal of warranty liability established at acquisition	A	(2,155)	-	(2,155)	-

Amortization of purchased core-and-developed technology	A	5,141	8,124	10,309	16,299
Amortization of purchased intangible assets	A	4,827	6,782	10,698	12,672

Non-GAAP Operating income		$23,380	$28,096	$48,000	$37,018

GAAP Operating margin		6.1%	-2.0%	-41.0%	-6.3%
Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.0%	0.2%	0.1%	0.1%
Stock-based compensation as a % of net revenues	D	2.0%	1.3%	3.0%	2.0%
Other charges – restatement charges, SOX remediation and
legal settlement as a % of net revenues	A B C	0.3%	5.2%	1.8%	4.3%
Restructuring costs as a % of net revenues	B	0.6%	1.0%	0.9%	1.1%
Capitalized software write-off as a % of net revenues	B	0.0%	0.0%	0.0%	0.6%
Impairment of goodwill as a % of net revenues	B	-1.4%	0.0%	42.2%	0.0%
Reversal of warranty liability established at acquisition as a	A
% of net revenues		-1.1%	0.0%	-0.5%	0.0%
Amortization of purchased core-and-developed technology
as a % of net revenues	A	2.5%	3.5%	2.5%	3.9%
Amortization of purchased intangible assets as a % of net
revenues	A	2.4%	2.9%	2.6%	3.0%

Non-GAAP Operating margin		11.6%	12.0%	11.5%	8.8%

GAAP Interest expense		$(4,285)	$(8,990)	$(9,646)	$(15,430)
Acquisition related interest charges	A	583	2,340	1,309	3,005

Non-GAAP Interest expense		$(3,702)	$(6,650)	$(8,337)	$(12,425)

GAAP Interest income		$369	$1,395	$1,016	$3,483

Non-GAAP Interest income		$369	$1,395	$1,016	$3,483

GAAP Other income (expense)		$13,781	$(1,914)	$17,995	$(6,434)
Other charges	B	(1,312)	1,827	(5,922)	5,867
Gain on debt extinguishment	B	(13,103)	-	(13,103)	-

Non-GAAP Other income (expense)		$(634)	$(87)	$(1,030)	$(567)

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

		Three Months Ended April 30,		Six Months Ended April 30,

		2009	2008	2009	2008

GAAP Provision for income taxes		$3,673	$3,873	$2,329	$6,802
Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	1,763	2,498	8,773	901

Non-GAAP Provision for income taxes		5,436	6,371	11,102	7,703
Non-GAAP Income tax rate		28%	28%	28%	28%

Non-GAAP Income before income taxes		$19,413	$22,754	$39,649	$27,509

GAAP Net income (loss)		$18,556	$(17,987)	$ (163,433)	$(51,485)

Amortization of step-down in deferred revenue on acquisition	A	70	373	210	591
Stock-based compensation	D	4,055	3,030	12,610	8,499
Other charges – restatement charges, SOX remediation and
legal settlement	A B C	1,142	14,411	8,710	21,139
Restructuring costs	B	1,264	2,321	3,884	4,425
Capitalized software write-off	B	-	-	-	2,700

Amortization of purchased core-and-developed technology	A	5,141	8,124	10,309	16,299
Amortization of purchased intangible assets	A	4,827	6,782	10,698	12,672
Impairment of goodwill	B	(2,745)	-	175,512	-
Reversal of warranty liability established at acquisition	A	(2,155)	-	(2,155)	-
Gain on debt extinguishment	B	(13,103)	-	(13,103)	-
Other charges	B	(1,312)	1,827	(5,922)	5,867
Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	(1,763)	(2,498)	(8,773)	(901)

Total Non-GAAP Net income		$13,977	$16,383	$28,547	$19,806

Non-GAAP Net income per share:
Basic	E	$0.17	$0.19	$0.34	$0.24
Diluted	E	$0.17	$0.19	$0.34	$0.23

Weighted average shares used in computing Non-GAAP net
income per share:
Basic	E	84,461	84,194	84,454	84,174
Diluted	E	84,508	84,645	84,501	84,779

GAAP Net income (loss) as a % of net revenues		9.2%	-7.7%	-39.3%	-12.3%
Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.0%	0.2%	0.1%	0.1%
Stock-based compensation as a % of net revenues	D	2.0%	1.3%	3.0%	2.0%
Other charges – restatement charges, SOX remediation and
legal settlement as a % of net revenues	A B C	0.6%	6.2%	2.1%	5.1%
Restructuring costs as a % of net revenues	B	0.6%	1.0%	0.9%	1.1%
Capitalized software write-off as a % of net revenues	B	0.0%	0.0%	0.0%	0.6%
Amortization of purchased core-and-developed technology
as a % of net revenues	A	2.5%	3.5%	2.5%	3.9%
Amortization of purchased intangible assets as a % of net
revenues	A	2.4%	2.9%	2.6%	3.0%
Impairment of goodwill as a % of net revenues	B	-1.4%	0.0%	42.2%	0.0%
Reversal of warranty liability established at acquisition as a
% of net revenues	A	-1.1%	0.0%	-0.5%	0.0%
Gain on debt extinguishment as a % of net revenues	B	-6.5%	0.0%	-3.2%	0.0%
Other charges as a % of net revenues	B	-0.7%	0.8%	-1.4%	1.4%
Income tax effect of non-GAAP exclusions and changes in
valuation allowance as a % of net revenues	B	-0.9%	-1.1%	-2.1%	-0.2%
Total Non-GAAP net income as a % of non-GAAP net
revenues		6.9%	7.0%	6.9%	4.7%